EXHIBIT 10.1

KINERGY MARKETING LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814

as of December 31, 2011

Wells Fargo Capital Finance, LLC,
as Agent for and on behalf of the
Lenders as referred to below
245 S. Los Robles Avenue, 7th Floor
Pasadena, California 91101-3638

Re:  Amendment No. 9 to Loan and Security Agreement

Ladies and Gentlemen:

Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Western) (“Wells Fargo”), in its capacity as agent (“Agent”) for the Lenders from time to time party to the Loan Agreement referred to below, the Lenders and Kinergy Marketing LLC, an Oregon limited liability company (“Borrower”), have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of July 28, 2008, by and among Agent, Lenders and Borrower, as amended by the Letter re: Amendment and Forbearance Agreement, dated February 13, 2009, the Amendment No. 1 to Letter re: Amendment and Forbearance Agreement, dated as of February 26, 2009, the Amendment No. 2 to Letter re: Amendment and Forbearance Agreement, dated as of March 27, 2009, the Letter re: Amendment and Waiver Agreement, dated May 17, 2009, the Letter re: Amendment No. 2 to Loan and Security Agreement, Consent and Waiver, dated November 5, 2009, the Letter re: Amendment No. 3 to Loan and Security Agreement, dated September 22, 2010, the Letter re: Amendment No. 4 to Loan and Security Agreement, dated October 27, 2010, the Letter re: Amendment No. 5 to Loan and Security Agreement, dated December 15, 2010, the Letter re: Amendment No. 6 to Loan and Security Agreement, dated as of April 8, 2011, the Letter re: Amendment No. 7 to Loan and Security Agreement, dated as of May 12, 2011, the Letter re: Amendment No. 9 to Loan and Security Agreement, dated as of June 10, 2011. and this Letter re: Amendment No. 9 to Loan and Security Agreement (this “Amendment No. 9”) (as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Wells Fargo is currently both the Agent and the sole Lender under the Loan Agreement and is hereinafter referred to in this Amendment No. 9 in both such capacities, as “Wells Fargo”.

Borrower and Pacific Ethanol, Inc., a Delaware corporation, as Guarantor (“Parent”), have requested that Wells Fargo make certain amendments to the Loan Agreement and other Financing Agreements as set forth herein, which Wells Fargo is willing to do subject to the terms and conditions set forth in this Amendment No. 9.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Interpretation. All capitalized terms used in this Amendment No. 9 shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2.   Amendments to Loan Agreement.

(a)   Additional Definition.  As used herein, the following term shall have the meaning given to it below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 9 to Loan Agreement” shall mean the Letter re: Amendment No. 9 to Loan and Security Agreement, dated as of December 31, 2011, by and among Borrower, Parent, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)   EBITDA.  Section 9.17(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)           EBITDA.  As of the end of each fiscal quarter, Borrower shall maintain EBITDA of not less than (i) commencing with the fiscal quarter ending June 30, 2011 through and including the fiscal quarter ending September 30, 2011, (A) calculated for each respective fiscal quarter, $350,000 and (B) calculated for the two (2) fiscal quarters then ended, $900,000, (ii) for the fiscal quarter ending December 31, 2011, calculated for the two (2) fiscal quarters then ended, $800,000, (iii) for the fiscal quarter ending March 31, 2012, $450,000, and (iv) for the fiscal quarter ending June 30, 2012 and for each fiscal quarter thereafter, (A) for each respective fiscal quarter, $450,000 and (B) for the two (2) fiscal quarters then ended, $1,100,000.”

3.   Representations, Warranties and Covenants.  Borrower and Parent hereby represent, warrant and covenant to Wells Fargo the following (which shall survive the execution and delivery of this Amendment No. 9), the truth and accuracy of which are continuing conditions of the making of Loans to Borrower:

(a)   this Amendment No. 9 and each other agreement or instrument to be executed and/or delivered in connection herewith (collectively, together with this Amendment No. 9, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Borrower and Parent and, if necessary, their respective stockholders and/or members, as the case may be, and the agreements and obligations of Borrower and Parent contained herein and therein constitute the legal, valid and binding obligations of Borrower and Parent, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b)   the execution, delivery and performance of the Amendment Documents (a) are all within Borrower’s and Parent’s corporate or limited liability company powers (as applicable), (b) are not in contravention of law or the terms of Borrower’s or Parent’s certificate or articles of organization or formation, operating agreement, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or Parent is a party or by which Borrower, Parent or its or their property is bound and (c) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Wells Fargo pursuant to the Loan Agreement and the Financing Agreements as amended hereby;

(c)   all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(d)   after giving effect to this Amendment No. 9, no Default or Event of Default exists as of the date of this Amendment No. 9; and

(e)   no action of, or filing with, or consent of any governmental or public body or authority, including, without limitation, any filing with the U.S. Patent and Trademark Office, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 9.

4.   Conditions Precedent.  This Amendment No. 9 shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Wells Fargo:

(a)   the receipt by Wells Fargo of an original (or faxed or electronic copy) of this Amendment No. 9, duly authorized, executed and delivered by Borrower and Parent;

(b)   the receipt by Wells Fargo of the Amendment Fee set forth in Section 6 hereof; and

(c)   immediately prior, and immediately after giving affect to the amendments and agreements set forth herein, there shall exist no Default or Event of Default.

5.   Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrower to Wells Fargo under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Wells Fargo an amendment fee in the amount of $25,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned as of, and payable in advance on, the date hereof, and may be charged to any loan account of Borrower maintained by Wells Fargo.

6.   Effect of this Amendment No. 9.  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of any conflict between the terms of this Amendment No. 9 and the Loan Agreement or any of the other Financing Agreements, the terms of this Amendment No. 9 shall control.  The Loan Agreement and this Amendment No. 9 shall be read and construed as one agreement.

7.   Further Assurances.  At Wells Fargo’s request, Borrower and Parent shall execute and deliver such additional documents and take such additional actions as Wells Fargo requests to effectuate the provisions and purposes of this Amendment No. 9 and to protect and/or maintain perfection of Wells Fargo’s security interests in and liens upon the Collateral.

8.   Governing Law.  The validity, interpretation and enforcement of this Amendment No. 9 in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

9.   Binding Effect. This Amendment No. 9 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.   Counterparts.  This Amendment No. 9 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 9, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 9 by telecopier or other method of electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 9.  Any party delivering an executed counterpart of this Amendment No. 9 by telecopier or other method of electronic communication also shall deliver an original executed counterpart of this Amendment No. 9, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 9 as to such party or any other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS hereof, the parties have executed and delivered this Amendment No. 9 as of the day and year first above written.

Very truly yours,

KINERGY MARKETING LLC, as Borrower By: /s/ Bryon McGregor Name: Bryon McGregor Title: CFO

PACIFIC ETHANOL, INC, as Parent By: /s/ Bryon McGregor Name: Bryon McGregor Title: CFO

AGREED TO:

WELLS FARGO CAPITAL FINANCE, LLC,
successor by merger to Wachovia Capital Finance Corporation (Western), as Agent and sole Lender

By:_________________________________
Name:_______________________________
Title:________________________________

[Signature Page to Amendment No. 9 to Loan and Security Agreement]